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                       [OMNI ENERGY SERVICES CORP. LOGO]

                                   PO BOX 3761
                               LAFAYETTE, LA 70502
                     OFFICE: 337-896-6664 FAX: 337-896-6655

EXHIBIT 99.1


                                 March 29, 2002


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     RE:      ARTHUR ANDERSEN LLP REPRESENTATIONS

Dear Madam or Sir:

         In connection with Arthur Andersen LLP's audit of the financial statements of Omni Energy Services Corp. (the "Company") for the year ended December 31, 2001, Arthur Andersen LLP has made the following representations to the Company in a letter dated March 29, 2002:

            1. The audit was subject to Arthur Andersen LLP's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards;

            2. There was appropriate continuity of Arthur Andersen LLP personnel working on the audit;

            3. Consultation with the national office of Arthur Andersen LLP regarding the audit was available; and

            4. Availability of personnel at foreign affiliates of Arthur Andersen was not relevant to this audit.


                                               Very truly yours,

                                               /s/ G. Darcy Klug
                                               ------------------------------
                                               G. Darcy Klug
                                               Chief Financial Officer